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                                                                  EXHIBIT 10-c-1

                            MERITOR AUTOMOTIVE, INC.
                           INCENTIVE COMPENSATION PLAN

1.       PURPOSES.

                  The purposes of the Incentive Compensation Plan (the "Plan") are to provide a reward and an incentive to employees in managerial, staff or technical capacities who have contributed in the then-current fiscal year and, in the future, are likely to contribute to the success of the Corporation and to enhance the Corporation's ability to attract and retain outstanding employees to serve in such capacities.

2.       DEFINITIONS.

                  For the purpose of the Plan, the following terms shall have the meanings shown:

                  (a) Board of Directors. The Board of Directors of Meritor.

                  (b) Committee. The Compensation and Management Development Committee, designated by the Board of Directors, consisting of three or more members of the Board of Directors who are not eligible to participate in the Plan.

                  (c) Corporation. Meritor and such of its subsidiaries and affiliates as may be designated by the Board of Directors.

                  (d) Employees. Persons in the salaried employ of the Corporation (including those on authorized leave of absence) during some part of the fiscal year for which an award is made. Unless also an employee of the Corporation, no member of the Board of Directors shall be eligible to participate in the Plan.

                  (e) Meritor. Meritor Automotive, Inc.

                  (f) Stock. Common stock of Meritor.
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3.       AWARDS.

                  (a) The Chief Executive Officer of Meritor shall submit to the Committee, within 35 days after the end of each fiscal year, recommendations concerning awards for that fiscal year.

                  (b) The Committee, in its discretion, shall annually following the close of the immediately preceding fiscal year, determine (i) the extent to which awards, if any, shall be made; (ii) the employees to whom any such awards shall be made; (iii) the amount of any award; and
         (iv) the form, terms and conditions of awards. The Committee may determine, among other things, whether and to what extent awards shall be paid in installments and in cash or in Stock or partly in cash and partly in Stock. Any Stock delivered in payment, in whole or in part, of an award may, at the Committee's discretion, be subject to such restrictions as the Committee deems appropriate.

                  (c) The Corporation shall promptly notify each person to whom an award has been made and pay the award in accordance with the determinations of the Committee.

                  (d) A cash award may be made with respect to an employee who has died. Any such award shall be paid to the legal representative or representatives of the estate of such employee.

 4.      AWARDS IN STOCK.

                  (a) Meritor shall make available, as required, Stock to meet the needs of the Plan. The total number of shares of Stock which may be awarded under the Plan shall not exceed 300,000, except as provided in paragraph (b) below. Such shares may consist in whole or in part of unissued or reacquired shares. Stock subject to an award which lapses or is forfeited, for any reason, shall be available for further awards under the Plan.

                  (b) If any change shall occur in or affect Stock subject to or awarded under the Plan on account of a merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or combination, or other distribution to common shareowners (other than a cash dividend), the Board of Directors may make such adjustments in the total number of shares subject to or awarded under the Plan as may be reasonably appropriate in the circumstances.

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5.       FINALITY OF DETERMINATIONS.

                  The Committee shall have the power to administer and interpret the Plan. All determinations, interpretations and actions of the Committee and all actions of the Board of Directors under or in connection with the Plan shall be final, conclusive and binding upon all concerned.

6.       AMENDMENT OF THE PLAN.

                  The Board of Directors shall have the power, in its sole discretion, to amend, suspend or terminate the Plan at any time, except that:

                  (a) No such action shall adversely affect rights under an award already made, without the consent of the person affected; and

                  (b) Without approval of the shareowners of Meritor, the Board of Directors shall not increase the total number of shares of Stock subject to the Plan (except as provided in paragraph 4(b)).

7.       MISCELLANEOUS.

                  (a) A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of a quorum at a meeting, or by a writing or writings signed by a majority of the members of the Committee.

                  (b) Notwithstanding any other provision of the Plan, if a Change of Control (as defined in Article III, Section 13 (I)(1) of Meritor's By-Laws) shall occur, then, unless prior to the occurrence thereof the Board of Directors shall determine otherwise by vote of at least two-thirds of its members, (i) all unpaid installments of any awards made under the Plan prior to such Change of Control shall forthwith become due and payable and (ii) any restrictions on any Stock delivered in payment, in whole or in part, of any awards made under the Plan prior to such Change of Control shall forthwith lapse.

                  (c) The Corporation shall bear all expenses and costs in connection with the operation of the Plan.

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